THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

April 29, 2004

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re: American Depositary Shares evidenced by American Depositary Receipts representing Ordinary Shares, without Nominal Value, of Delhaize Group (F/K/A Etablissements Delhaize Frères et Cie “Le Lion” S.A.) (Form F-6 Registration No. 333-13314).

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in name for Delhaize Group, which was formerly known as Etablissements Delhaize Frères et Cie “Le Lion” S.A.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate.

The Prospectus has been revised to include an overstamp that states:

“Effective May 23, 2002, the name of the Company has changed to Delhaize Group.”

Please contact me with any questions or comments on (212) 815-8257.

/s/ Robert Goad

Name: Robert Goad

Title: Vice President

Attachment